UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________________

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 20, 2012

EASTGROUP PROPERTIES, INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland	1-07094	13-2711135
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

190 East Capitol Street, Suite 400, Jackson, MS 39201
(Address of Principal Executive Offices, including zip code)

(601) 354-3555
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01    Entry Into a Material definitive Agreement.
On September 20, 2012, EastGroup Properties, Inc. (the “Company”) entered into separate Sales Agency Financing Agreements (the “Agreements”) with each of BNY Mellon Capital Markets, LLC and Raymond James & Associates, Inc. (each a “Sales Agent” and collectively, the “Sales Agents”). Under the terms of the Agreements, the Company may issue and sell, from time to time, up to 2,000,000 shares of common stock, $0.0001 par value per share (the “Shares”). The term of the Agreements will be for a period of up to three years. The Sales Agents will act as the Company’s agent in connection with any offerings of the Shares under the Agreements.

The Shares may be offered in one or more selling periods, none of which will exceed 20 trading days. The sales, if any, of the Shares under the Agreement will be made in “at the market” offerings as defined in Rule 415 of the Securities Act of 1933, including sales made directly on the New York Stock Exchange, to or through a market maker or through an electronic communications network, or if the Company and a Sales Agent agree in writing, sales may be made in privately negotiated transactions. The Company shall specify to a Sales Agent (i) the maximum number of the Shares to be sold during each selling period, which may not exceed 500,000 shares without a Sales Agent’s prior written consent and (ii) the minimum price below which sales may not be made, which may not be less than $1.00 per share without a Sales Agent’s prior written consent. The Company will pay each Sales Agent a commission not to exceed 2% of the sales price of all Shares sold through it as agent under the applicable Agreement plus its reasonable documented out-of-pocket expenses including fees and expenses of counsel (up to $40,000 in the aggregate) as well as legal fees in connection with continuing due diligence (up to $10,000 for any fiscal quarter) in connection with its services under the Agreement.

The Shares will be issued pursuant to the Company’s automatic shelf registration statement (the “Registration Statement”) on Form S-3 (File No. 333-181353) filed on May 11, 2012 with the Securities and Exchange Commission (the “SEC”). The Company filed a prospectus supplement, dated September 20, 2012, to the prospectus, dated May 11, 2012, with the SEC in connection with the offer and sale of the Shares.

The Agreements are filed as Exhibit 1.1 and 1.2 to this Current Report on Form 8-K and each is incorporated herein by reference; the description of the material terms of each Agreement is qualified in its entirety by reference to that exhibit.

ITEM 9.01.    Financial Statements and Exhibits

(d)    Exhibits.

1.1    Sales Agency Financing Agreement dated September 20, 2012 between EastGroup Properties, Inc. and BNY Mellon Capital Markets, LLC.

1.2    Sales Agency Financing Agreement dated September 20, 2012 between EastGroup Properties, Inc. and Raymond James & Associates, Inc.

5    Opinion of Jaeckle Fleischmann & Mugel, LLP in connection with the Shares.

8    Opinion of Jaeckle Fleischmann & Mugel, LLP regarding certain tax matters.

23    Consent of Jaeckle Fleischmann & Mugel, LLP (included in Exhibits 5 and 8).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    September 21, 2012

EASTGROUP PROPERTIES, INC.

By: /s/ N. KEITH MCKEY
N. Keith McKey
Executive Vice President,
Chief Financial Officer, Secretary and Treasurer